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Exhibit 23.1

Independent Auditors' Consent

        We consent to the use in the Registration Statement of MDU Communications International, Inc. on Form SB-2, to be filed on or about August 27, 2003, of our report dated November 18, 2001.

        We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP August 26, 2003

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Independent Auditors' Consent